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EXHIBIT 10.90

CPI CORP.
PERFORMANCE PLAN
ADOPTED EFFECTIVE AS OF APRIL 14, 2005

                Section 1. Purpose .  The purpose of the Performance Plan (the “Plan”) of CPI Corp. (the “Company”) is to promote the financial interests and growth of the Company by creating an incentive for designated officers and key employees of the Company to remain in the employ of the Company and to work to the best of their abilities for the achievement of the Company’s strategic growth objectives.

                Section 2. Definitions. Unless the context clearly indicates otherwise, for purposes of this Plan the following capitalized terms shall have the following meanings:

(a) “Board” shall mean the Board of Directors of the Company.

                (b)  “Cause” shall mean (i) conduct or activity of the participant materially detrimental to the Company’s or any Subsidiary’s reputation or business (including financial) operations; (ii) gross or habitual neglect or breach of duty or misconduct of the participant in discharging the duties of his or her position; (iii) repeated unfitness or unavailability for service, disregard of the Company’s rules or policies after reasonable notice and opportunity to cure, or engaging in conduct not becoming of a senior manager of the Company; or (iv) prolonged absence by the participant from his or her duties (other than on account of illness or disability) without the consent of the Company.

              (c)  “Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 5.01 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or would have been required to be so reported but for the fact that such event had been “previously reported” as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act unless the transactions that give rise to the Change in Control are approved or ratified by a majority of the members of the Incumbent Board who are not participants in the Plan; provided that, without limitation, notwithstanding anything herein to the contrary, a Change in Control shall be deemed to have occurred if (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors (“Voting Securities”), (ii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority thereof, or (iii) the stockholders of the Company approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company. For purposes of this Agreement, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company or any employee benefit plan(s) sponsored or maintained by the Company.

                (d)  “Committee” shall mean the Compensation Committee of the Company’s Board of Directors.

                (e)  “Designated Percentage” shall have the meaning set forth in Section 4(b) of this Plan.

                (f) “EBITDA” means the Company’s earnings before interest, taxes, depreciation, and amortization deductions as determined in accordance with generally accepted accounting principles consistently applied, subject to adjustment for special items. For this purpose, EBITDA would be calculated consistently with its measurement in the covenant compliance certificates issued pursuant to the Credit Agreement, dated on or about April 15, 2005, among the Company, each of the Lender’s party thereto, LaSalle National Association, as a Lender and as Administrative Agent; provided, however, that the Committee may, in its sole discretion, make such adjustments to EBITDA as it deems necessary or desirable for purposes of applying and administering the provisions of this Plan.

                (g)  “Fair Market Value” shall mean, with respect to any date, the last sale price of the Company’s common stock on the New York Stock Exchange on a particular date as reported in the Wall Street Journal; provided that if there shall be no sales of shares of common stock reported on such date, the Fair Market Value of a share of common stock on such date shall be deemed to be equal to the last sale price of the Company’s common stock on the New York Stock Exchange on the last preceding date on which sales of such shares were reported.

                (h)  “Incentive Compensation Award” shall have the meaning set forth in Section 4(a) of this Plan.

                (i)  “Incentive Compensation Pool” shall have the meaning set forth in Section 4(d) of this Plan.

                (j) “Incumbent Board” means the individuals who constitute the Board on the effective date of the Plan; provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this Plan, be deemed a member of the Incumbent Board.

                (k)  “Plan Year” means any fiscal year of the Company ending during the term of this Plan.

                (l)  “Restricted Shares” shall mean shares of common stock of the Company, par value $.40 per share, delivered to a participant pursuant to the Restricted Stock Plan that are subject to the Restrictions described in Section 5(c) hereof.

                (m)  “Restricted Stock Plan” shall mean the CPI Corp. Restricted Stock Plan, as amended and restated from time to time.

                (n)  “Subsidiary” or “Subsidiaries” shall mean any corporation, partnership, joint venture or other business entity in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly, owned by the Company and one or more Subsidiaries.

                Section 3. Participation.

                (a)  At such time or times as may be determined by the Committee in its sole discretion (but not later than ninety (90) days following the end of the Plan Year), the Committee will designate those executive officers, key managers, salaried managers, and individual contributors who are eligible to participate in the Plan for any Plan Year. The Committee’s designation of an individual as a participant in any Plan Year shall not require the Committee to designate such person as a participant in any other Plan Year.

                (b)   To be eligible to receive an Incentive Compensation Award under the Plan for any Plan Year, the participant must be an employee of the Company as of the last day of such Plan Year, provided however that the Committee, in its sole discretion, may determine that an individual whose employment is terminated prior to the last day of such Plan Year may be eligible to participate in the Plan for such year on a prorated basis, or on such other basis, as the Committee may determine in its sole discretion.

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                Section 4. Incentive Compensation Awards; Designated Percentages.

                (a)  Each individual who is designated by the Committee as a participant in the Plan for any Plan Year shall, subject to the limitations set forth in this Plan, be eligible to receive an award (an “Incentive Compensation Award”) in an amount equal to the product of (1) the participant’s Designated Percentage for the Plan Year multiplied by (2) the Incentive Compensation Pool for such Plan Year.

                (b)  The Committee will, in its sole discretion, and at such time or times as may be determined by the Committee (but not later than ninety (90) days following the end of the Plan Year), establish each participant’s percentage of the Incentive Compensation Pool for the Plan Year (the “Designated Percentage”). Each participant’s Designated Percentage for a Plan Year will be established by the Committee based on such criteria as the Committee may determine to be appropriate. For each Plan Year ending during the term of this Plan, (1) the Designated Percentage awarded to executive officers of the Company with respect to such Plan Year shall not, in the aggregate, exceed thirty three and one-third percent (33 1/3%) and (2) the Designated Percentage awarded to all participants, in the aggregate, must equal 100%.

                (c)  Each Participant’s Designated Percentage of the Incentive Compensation Pool for any Plan Year shall be communicated in a written notice to the participant as soon as practicable after such participant’s Designated Percentage is established by the Committee for such Plan Year. Such written notice shall include such additional terms and conditions relating to the participant’s Designated Percentage for such Plan Year as the Committee determines, including but not limited to provisions relating to the forfeiture of the participant’s Designated Percentage in the event the participant’s employment with the Company or any Subsidiary is terminated by the Company or a Subsidiary for Cause or otherwise prior to the scheduled Payment Date (as defined below) for such Plan Year. In the event all or any portion of a Participant’s Designated Percentage of the Incentive Compensation Pool for a Plan Year is forfeited by the participant as a result of the participant’s termination of employment prior to the Payment Date for such Plan Year, the Committee will reallocate the Designated Percentage of such participant among those participants for such Plan Year who remain in the employment of the Company as of the scheduled Payment Date for such Plan Year. A participant’s forfeited Designated Percentage shall be shall be reallocated in any manner that the Committee deems appropriate in its sole discretion.

(d)  The Board will establish the formula(s) or other criteria for determining the amount of the Incentive Compensation Pool for each Plan Year, commencing with the Plan Year beginning February 5, 2005, based on the Company’s EBITDA or such other performance measurement(s) or criteria as the Board may establish in its sole discretion. The Committee will communicate the formula for determining the Incentive Compensation Pool for any such Plan Year pursuant to the notice to participants described in Section 4(b) above.

                Section 5. Payment of Incentive Compensation Awards.

                (a)  Not later than ninety (90) days following the end of a Plan Year during the term of this Plan, the Board will calculate the Incentive Compensation Pool for the Plan Year based on the formula(s) or criteria established by the Board for such Plan Year pursuant to Section 4(d) hereof. Once the amount of the Incentive Compensation Pool for the Plan Year is calculated, each participant who has been awarded a Designated Percentage for such Plan Year shall be entitled to receive an Incentive Compensation Award for such Plan Year in an amount equal to the product of (1) the participant’s Designated Percentage for the Plan Year (determined after taking into account any adjustments required under Sections 4(c) or 4(d) hereof), multiplied by (2) the Incentive Compensation Pool for such Plan Year. Payment of such participant’s Incentive Compensation Award for the Plan Year will be made at the time and in the manner prescribed in Section 5(b) below.

                (b)  A participant’s Incentive Compensation Award for a Plan Year, as determined under Section 5(a) above, shall be paid to the participant on the date specified by the Board as the date of payment (the “Payment Date”) which date shall be not later than one hundred twenty (120) days after the last day of such Plan Year. The Incentive Compensation Award payable to a participant under this Plan may be paid in (i) in Restricted Shares, (ii) cash, or (iii) any combination of Restricted Shares and cash as may be determined by

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the Committee in its sole discretion. The number of Restricted Shares to be awarded to a participant, and the terms and conditions relating to any such Restricted Shares, shall be determined pursuant to Section 5(c), below.

                (c)  That portion of a participant’s Incentive Compensation Award for a Plan Year that the Committee determines to pay in the form of Restricted Shares shall be satisfied by the delivery by the Company of that number of Restricted Shares calculated by dividing (1) that portion of the participant’s Incentive Compensation Award payable in Restricted Shares for the Plan Year by (2) the Fair Market Value of one share of the Company’s common stock measured as of the last day of the Plan Year. Any Restricted Shares payable to a participant with respect to a Plan Year hereunder shall be issued to the participant under the terms of the Restricted Stock Plan, and shall be subject to all of the terms and conditions set forth therein. The participant shall enter into a Restricted Stock Agreement with the Company, pursuant to which the Restricted Shares will be subject to restrictions on transferability, as well as vesting and forfeiture restrictions, on such terms as may be established by the Committee in its sole discretion.

                Section 6. Administration of the Plan.  The Plan shall be administered and interpreted by the Committee. The Committee shall, subject to the terms of the Plan, make or refrain from making Incentive Compensation Awards, determine the amount of each participant’s Designated Percentage for a particular Plan Year, establish the terms and conditions relating to any Restricted Shares, and to otherwise establish rules and regulations for the administration of the Plan. Any decisions of the Committee in the administration of the Plan shall be final and conclusive. The Committee may authorize any one or more of its members or the secretary of the Committee or any officer, appointed vice president or employee of the Company to execute and deliver documents on behalf of the Committee. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute. Notwithstanding anything to the contrary in this Plan whether express or implied, the Board shall make all decisions under Sections 4(d) (relating to the criteria for determining the Incentive Compensation Pool ) and 8 and 9 hereof (relating to an amendment to the terms of this Plan and/or a termination of this Plan).

                Section 7. Miscellaneous.

                (a)  Neither this Plan nor any Incentive Compensation Awards made hereunder shall create any obligation on the part of the Company to continue any other existing award plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any Incentive Compensation Award made pursuant to this Plan shall give any participant or other employee any right with respect to continuance of employment by the Company or by any Subsidiary or of any specific aggregate amount of compensation, nor shall there be a limitation in any way on the right of the Company or any Subsidiary to terminate such participant at any time for any reason or for no reason whatsoever, nor shall this Plan nor any Incentive Compensation Award made hereunder create a contract of employment.

                (b)  The Company shall have the right to deduct from any payment to be made pursuant to this Plan or to otherwise require prior to the payment of any amount hereunder, payment by the participant of any Federal, state or local taxes required by law to be withheld.

                (c)  A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

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                (d)  No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

                (e)  The expenses of the Plan shall be borne by the Company.

                (f)  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of shares hereunder.

                (g)  By accepting an Incentive Compensation Award hereunder, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee.

                (h)  The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Company common stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable statute, rule or regulation.

                (i)  The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Missouri.

                (j)  Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

                Section 8. Amendment.  The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Incentive Compensation Awards previously made without such participant’s written consent.

                Section 9. Termination.  The Board may terminate this Plan at any time upon the adoption of a resolution of the Board terminating the Plan. No termination of this Plan shall materially and/or adversely affect any of the rights or obligations of any participant without his or her consent with respect to any Incentive Compensation Awards previously made under the Plan.

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